UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 19, 2005


                             RADIOSHACK CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Delaware
                  (State or Other Jurisdiction of Incorporation)


                 1-05571                               75-1047710
        (Commission File Number)            (IRS Employer Identification No.)

Mail Stop CF3-203, 300 RadioShack Circle, Fort Worth, Texas     76102
         (Address of principal executive offices)             (Zip Code)

                                 (817) 415-3700
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  _ Written communications pursuant to Rule 425 under the Securities Act

  _ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

  _ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

  _ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02  Results of Operations and Financial Condition.


On April 19, 2005 RadioShack Corporation (the "Company") issued a press release containing certain information with respect to its first quarter 2005 financial results. A copy of the press release is attached as Exhibit 99.1.


In the press release, the Company utilized a non-GAAP financial measure to present the Company's estimated 2005 free cash flow guidance. The Company's management believes that free cash flow is an appropriate indication of the Company's ability to fund share repurchases, repay maturing debt, change dividend payments or fund other uses of capital that management believes will enhance stockholder value. Management does not intend the presentation of this non-GAAP financial measure to be considered in isolation or as a substitute for measures prepared in accordance with GAAP.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 19th day of April, 2005.

                                      RADIOSHACK CORPORATION

                                      /s/ David S. Goldberg
                                      ------------------------------------------
                                      David S. Goldberg
                                      Vice President - Law
                                      and Assistant Corporate Secretary

                                  EXHIBIT INDEX

Exhibit No.

99.1     Press Release, dated April 19, 2005.

                                                                    Exhibit 99.1

                                                                  April 19, 2005
                                                                    RSH-2005-013
For further information contact:
James M. Grant,                                                     Kay Jackson,
Senior Director, Investor Relations            Senior Director, Public Relations
(817) 415-7833                                                    (817) 415-3300
investor.relations@radioshack.com                 Media.relations@radioshack.com


        RadioShack Corporation Announces First Quarter Financial Results


Fort Worth, Texas--April 19, 2005--RadioShack Corporation (NYSE: RSH) today announced net income of $55 million or $0.34 per diluted share for the quarter ended March 31, 2005 versus net income of $68 million or $0.41 per diluted share for the quarter ended March 31, 2004.


Total sales in the first quarter of 2005 were up 3% to $1,123 million, compared to total sales of $1,093 million for the previous year. First quarter 2005 comparable store sales were down 1% versus the prior year.


"We are disappointed that our business did not perform as we originally expected during the first quarter. Our profits were lower due primarily to underperformance in the wireless business within our core RadioShack stores," said David Edmondson, president and chief executive officer-elect. "Our non-wireless businesses improved in first quarter 2005, compared with first quarter 2004. RadioShack remains a very profitable business overall, but our focus clearly must be on turning our wireless business around, while continuing to improve our non-wireless businesses."


RadioShack established fiscal year 2005 diluted earnings per share guidance of $1.80 to $1.90. The annual guidance is predicated upon a number of year-over-year assumptions. "While we are expecting our total sales to increase in 2005, much of the growth will come from products and channels with gross margin lower than the company average. Also, we expect increases in SG&A and depreciation as we make investments in the future while maintaining cost control with our core business," Edmondson said.


In addition, RadioShack also announced estimated 2005 free cash flow(1) guidance of $200 million to $225 million.


-----
(1) Free cash flow is defined as net cash from operating activities minus additions to property, plant and equipment (a.k.a. capital expenditures) minus dividends paid.

Today at 9:00 a.m. ET, management will host a conference call for interested investors followed by a question and answer period. The public is invited to listen to the call live on the Internet at www.radioshackcorporation.com on the Investor Relations page. The call will be replayed on the web site until July 12, 2005 at 11:59 p.m. ET.


Statements made in this news release which are forward-looking involve risks and uncertainties and are indicated by words such as "expected" and other similar words or phrases. These uncertainties include, but are not limited to, economic conditions, product demand, competitive products and pricing, availability of products, the regulatory environment and other risks indicated in filings with the S.E.C. such as RadioShack's most recent Forms 10-K and 10-Q.


Fort Worth, Texas-based RadioShack Corporation (NYSE: RSH) is the nation's most trusted consumer electronics specialty retailer and a growing provider of a variety of retail support services. The company operates through a vast network of sales channels, including: nearly 7,000 company and dealer stores; almost 100 RadioShack locations in Mexico; and more than 500 wireless kiosks. RadioShack's knowledgeable and helpful sales associates deliver convenient product and service solutions within an estimated five minutes of where 94 percent of all Americans either live or work. For more information on RadioShack Corporation, visit www.RadioShackCorporation.com. To learn more about RadioShack products and services or to purchase items online, visit www.RadioShack.com.

RADIOSHACK CORPORATION AND SUBSIDIARIES
Consolidated Income Statements (Unaudited)
(In millions, except per share amounts)
                                                 Three Months Ended     Increase/
                                                      March 31,         (Decrease)
                                               ----------------------  ------------
                                                  2005        2004     2005 vs 2004
                                               ----------  ----------  ------------
Net sales and operating revenues                $1,122.9    $1,092.6     $  30.3
Cost of products sold                              556.7       539.6        17.1
                                               ----------  ----------  ------------
Gross profit                                       566.2       553.0        13.2
                                               ----------  ----------  ------------
Operating expenses:
  Selling, general and administrative              450.5       412.9        37.6
  Depreciation and amortization                     29.5        24.1         5.4
                                               ----------  ----------  ------------
Total operating expenses                           480.0       437.0        43.0
                                               ----------  ----------  ------------
Operating income                                    86.2       116.0       (29.8)

Interest income                                      1.8         1.5         0.3
Interest expense                                    (9.3)       (7.4)       (1.9)
Other income                                        10.2         -          10.2
                                               ----------  ----------  ------------
Income before income taxes                          88.9       110.1       (21.2)
Provision for income taxes                          33.9        41.8        (7.9)
                                               ----------  ----------  ------------
Net income                                          55.0        68.3       (13.3)
                                               ==========  ==========  ============
Net income per share:
  Basic                                         $   0.35    $   0.42     $ (0.07)
                                               ==========  ==========  ============
  Diluted                                       $   0.34    $   0.41     $ (0.07)
                                               ==========  ==========  ============
Shares used in computing earnings per share:
  Basic                                            158.3       163.0        (4.7)
                                               ==========  ==========  ============
  Diluted                                          159.5       165.1        (5.6)
                                               ==========  ==========  ============
Shares outstanding                                 156.0       161.9        (5.9)
                                               ==========  ==========  ============

RADIOSHACK CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
(In millions)
                                                  March 31,    December 31,     March 31,
                                                    2005           2004           2004
                                                ------------   ------------   ------------
Assets
Cash and cash equivalents                        $   293.0      $   437.9      $   577.0
Accounts and notes receivable, net                   192.0          241.0          142.1
Inventories, net                                     956.6        1,003.7          769.9
Other current assets                                  99.6           92.5           87.7
                                                ------------   ------------   ------------
  Total current assets                             1,541.2        1,775.1        1,576.7

Property, plant and equipment, net                   649.4          652.0          528.5
Other assets, net                                     93.6           89.6           71.4
                                                ------------   ------------   ------------
Total assets                                     $ 2,284.2      $ 2,516.7      $ 2,176.6
                                                ============   ============   ============

Liabilities and Stockholders' Equity
Short-term debt, including current
 maturities of long-term debt                    $    73.7      $    55.6      $   119.1
Accounts payable                                     271.2          442.2          271.4
Accrued expenses and other current liabilities       264.4          342.1          259.2
Income taxes payable                                 125.2          117.5          128.8
                                                ------------   ------------   ------------
  Total current liabilities                          734.5          957.4          778.5

Long-term debt, excluding current maturities         501.2          506.9          515.3
Other non-current liabilities                        132.3          130.3           75.0
                                                ------------   ------------   ------------
  Total liabilities                                1,368.0        1,594.6        1,368.8
                                                ------------   ------------   ------------
Stockholders' equity                                 916.2          922.1          807.8
                                                ------------   ------------   ------------
Total liabilities and stockholders' equity       $ 2,284.2      $ 2,516.7      $ 2,176.6
                                                ============   ============   ============

RADIOSHACK CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(In millions)
                                                                         Three Months Ended
                                                                               March 31,
                                                                         ------------------
                                                                           2005      2004
                                                                         --------  --------
Cash flows from operating activities:
 Net income                                                               $ 55.0    $ 68.3
 Adjustments to reconcile net income to net cash (used in) / provided by operating activities:
   Depreciation and amortization                                            29.5      24.1
   Provision for credit losses and bad debts                                 0.2       0.3
   Other items                                                               1.5       5.8
 Changes in operating assets and liabilities:
   Accounts and notes receivable                                            48.8      40.5
   Inventories                                                              47.2      (3.4)
   Other current assets                                                     (5.9)     (5.1)
   Accounts payable, accrued expenses, income taxes payable               (242.9)   (114.2)
                                                                         --------  --------
Net cash (used in) / provided by operating activities                      (66.6)     16.3
                                                                         --------  --------

Cash flows from investing activities:
 Additions to property, plant and equipment                                (38.6)    (41.3)
 Proceeds from sale of property, plant and equipment                         2.1       0.2
 Other investing activities                                                 (4.4)     (3.5)
                                                                         --------  --------
Net cash used in investing activities                                      (40.9)    (44.6)
                                                                         --------  --------

Cash flows from financing activities:
 Purchases of treasury stock                                               (73.7)    (81.1)
 Sale of treasury stock to employee benefit plans                           10.0      11.1
 Proceeds from exercise of stock options                                     8.0      30.9
 Changes in short-term borrowings, net                                      18.3       9.8
 Repayments of long-term borrowings                                          -        (0.1)
                                                                         --------  --------
Net cash used in financing activities                                      (37.4)    (29.4)
                                                                         --------  --------

Net decrease in cash and cash equivalents                                 (144.9)    (57.7)
Cash and cash equivalents, beginning of period                             437.9     634.7
                                                                         --------  --------
Cash and cash equivalents, end of period                                  $293.0    $577.0
                                                                         ========  ========